TM Rackspace Technology Investor Presentation February 23, 2021

Disclaimer 2 Forward-Looking Statements Rackspace Technology has made statements in this presentation and other reports, filings, and other public written and verbal announcements that are forward-looking and therefore subject to risks and uncertainties. All statements, other than statements of historical fact, included in this document are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. These forward-looking statements relate to anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, and other matters. Any forward-looking statement made in this presentation speaks only as of the date on which it is made. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Forward- looking statements can be identified by various words such as “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions. These forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to management. Rackspace Technology cautions that these statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document, including among others, risk factors that are described in Rackspace Technology, Inc.’s Registration Statement on Form S-1 (File No. 333-239794), Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Non-GAAP Measures To provide investors with additional information in connection with our results as determined in accordance with generally accepted accounting principles in the United States (“GAAP”), we disclose Non-GAAP EPS, Non- GAAP Operating Profit, Non-GAAP Net Income, and Adjusted EBITDA as non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing our financial results. Therefore, these measures should not be considered in isolation or as an alternative or superior to GAAP measures. You should be aware that our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Reconciliations of each non-GAAP financial measure to the applicable most comparable GAAP measure can be found in the Appendix. We present these non-GAAP financial measures to provide investors with meaningful supplemental financial information, in addition to the financial information presented on a GAAP basis. Rackspace Technology management believes that excluding items such as the impacts from foreign currency rate fluctuations on our international business operations or certain costs, losses and gains that may not be indicative of, or are unrelated to, our core operating results, and that may vary in frequency or magnitude, enhances the comparability of our results and provides a better baseline for analyzing trends in our business. Rackspace Technology management believes the non-GAAP measures provided are also considered important measures by financial analysts covering Rackspace Technology as equity research analysts continue to publish estimates and research notes based on our non-GAAP commentary. Amounts on subsequent pages may not add due to rounding.

TM Kevin Jones Chief Executive Officer Amar Maletira President and Chief Financial Officer

Summary results and RXT overview Kevin Jones 4 Financial results Amar Maletira Agenda Concluding Remarks Kevin Jones

5 Well positioned in the large, attractive and growing multicloud services market Winning differentiators, including proprietary automation technology, deep multicloud expertise, comprehensive partnership ecosystem and fanatical customer experience Demonstrated track record of execution to drive growth and efficiency Capital allocation discipline with a focus on organic growth, selective M&A and balance sheet deleveraging Strong financial model supporting growth across all metrics, including revenue, operating profit, EPS and cash flow Rackspace Technology A leading end-to-end multicloud technology services company • IPO: August 2020 • NASDAQ: RXT • Market Cap: ~$5 Billion • 2020 Revenue: $2.7 Billion • 7,200 employees • Presence in 120 countries

Rackspace Technology transformed

	At LBO	Today
Market positioning	Competitor to public cloud	Partner to cloud ecosystem
Core offerings and services expertise	Managed hosting, OpenStack public cloud	A leader in end-to-end multicloud solutions
Revenue from segments with attractive growth dynamics	<10% (Cloud Office and Managed Cloud Services, LTM Q3 2016)	92% (Multicloud Services and Apps & Cross Platform, FY 2020)
Bookings growth	(3%) (2016, YoY)	61% (2020 vs 2019)
Core segments revenue growth	0% (Q3 2016, YoY, Excl. Cloud Office and Managed Cloud Services)	9% (FY 2020 Excl. OpenStack, Pro Forma for acquisition of Onica)

Note: Core segments revenue growth calculated on a constant currency basis. Refer to Appendix for a reconciliation of constant currency revenue to the most comparable GAAP measure. Also refer to Appendix for more information on how we define Bookings, Core, pro forma revenue growth, and capital intensity.

6

The multicloud ecosystem is a large and growing market

Businesses recognize the benefits of multicloud strategies ❯ Leading to complexity and driving demand for multicloud services ❯ Creating a large market opportunity

% of cloud users working with two or more cloud providers


19%
SINGLE CLOUD
81%
multicloud

Gartner, 3 Critical Success Factors for Building Multicloud MSP Solutions, April 2020

% of enterprise customers seeking multicloud managed IaaS and PaaS will require multicloud capabilities from MSPs


2018A
30%
2021E
75%

Gartner, Forecast Analysis: Infrastructure Services, Worldwide", September 2019

Managed services and cloud infrastructure market by 2023 (8% CAGR)


$520+
billion

Gartner, "Forecast: IT Services, Worldwide, 2018-2024, 4Q20

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Our robust portfolio powers the future of innovation 8 Multicloud Applications Data Security Cloud strategy Cloud adoption and migration Managed services Cloud optimization Cloud-optimized COTS apps SaaS products Cloud native applications End-to-end IoT solutions Data engineering and strategy Relational and next-gen DBs Analytics and business insights AI/ML-enabled apps and insights Data governance and security Security design and strategy Managed security 24x7x365 SOCs At-scale capabilities across all clouds and everywhere in between

Our people bring the deep technical expertise necessary to deliver solutions across customers' multicloud journeys

2,800+	Cloud certified professionals
400+	Cloud-native application development and migration experts
Best	Multicloud approach – right workload on right cloud
Global	120 countries
Leader	Gartner Magic Quadrant for Public Cloud Infrastructure Professional and Managed Services, Worldwide

Top tech talent

Gartner Magic Quadrant Leader
Google Cloud Partner of the Year
Frost & Sullivan Top Asia-Pacific Managed Cloud Services Provider
The Stevie® Awards for Women in Business
Red Hat North America MSP of the Year Award
USO Pathfinder™
CRN 100 Coolest Cloud Companies 2020
CEM Impact Awards
Best Places to Work 2021 for LGBTQ Equality
Great Place To Work. Certified
Best Workplaces™ HK 2020
Best Workplaces™ MX 2020
Great Place To Work. Certified
Best Workplaces™ NL 2020
Great Place to Work Certified SG 2020
Best Workplaces™ UK 2020

CERTIFICATIONS*		
2,300+	aws	One of the leading AWS consulting partners with 15 competencies
1,000+	Microsoft Azure	Expert partner Fastest-growing CSP Five-time Hosting Partner of the Year
850+	Google	First Premier Services Partner Partner of the Year
400+	vmware	Partner of the Year VMware Cloud on AWS Partner VMware Cloud Verified Partner
600+	Red Hat	Partner of the Year
750+	ORACLE	Nine-time Partner of the Year Platinum Partner

* Numbers vary by quarter based on partner program modifications.

rackspace technology

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Our proprietary technology is at the center of our multicloud capabilities

Rackspace Fabric™

9 years
of development

$1B+
invested in Rackspace Technology IP

12M+
hours of development to date

Automation

Solution automation
Reduced manual onboarding, provisioning, and admin tasks

Intelligent automation
75% of workloads automated

AI automation
1B+ actions per month automated

Fanatical Experience™

rackspace technology

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11 Rackspace Technology recognized as a leader The Forrester Wave™ Multicloud Managed Service Providers, Q4 2020 Hosted Private Cloud Services in North America, Q2 2020

Financial overview Amar Maletira 12 Agenda Summary results and RXT overview Kevin Jones Concluding Remarks Kevin Jones

$0.38 $0.83 $414 $473 12 Months 2020 Key Financial Metrics 13 $701 $1,126 $286 $229 $2,152 2019 2020 Bookings ($M) Revenue ($M) Non-GAAP Operating Profit ($M) 2019 $2,438 $2,707 $2,478 2020 OpenStack Core 2019 2020 Non-GAAP EPS 2019 2020 Note: Refer to Appendix for more information on how we define Pro Forma Revenue Growth, Core, and Bookings. Also refer to Appendix for a reconciliation of Non-GAAP Operating Profit and Non-GAAP EPS to the most comparable GAAP measure.

2020 Revenue Mix

Revenue by Segment



OpenStack
Public Cloud
8%
Apps and
Cross Platform
13%
79%
Multicloud

YoY Growth Rates	
Multicloud	+17%
Apps & Cross Platform	+5%
OpenStack Public Cloud	-20%

Significant growth in Multicloud with expansion opportunities in apps, data services and managed security mitigating the decline in OpenStack

Revenue by Geography



Americas
75%
22%
EMEA
3%
APJ

YoY Growth Rates	
Americas	+13%
EMEA	+4%
APJ	+9%

Early stages of expansion outside of the Americas presents significant opportunities for growth rackspace technology

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15.6% 16.6% 18.8% 17.0% 16.6% 17.6% 17.2% 18.4% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Note: Refer to Appendix for a reconciliation of Non-GAAP Operating Profit and Non-GAAP Net Income to the most comparable GAAP measure. 15 Non-GAAP Operating margin demonstrates the financial performance of our shift to a capital-light multicloud business model (All metrics presented as Non-GAAP) Operating Profit Margin Net Income Margin Consistently in the mid to high teens; provide a balanced financial measure of our business model Driven by revenue growth, transformation programs and reduced interest expense 0.7% -0.1% 4.0% 5.6% 4.1% 5.2% 5.3% 7.5% Q1 2019 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020

$0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 2021 2022 2023 2024 2025 2026 2027 2028 Senior Notes Senior Secured Notes Term Loan B Capital Structure Built for Financial Flexibility 16 Recent debt repayments and refinance expected to drive annualized cash interest expense savings of ~$80M L+275 0.75% Libor Floor 3.50% 5.375% Debt Maturities (after Feb 2021 refinance) Note: Refer to Appendix for a reconciliation of Adjusted EBITDA to the most comparable GAAP measure. Quarterly principal payments of approximately $5.75 million on the Term Loan and the 2022 maturity of the Receivables financing facility are not reflected in the maturity chart. No significant debt maturities for 7 years 550 550 A t 1 2 / 3 1 / 2 0 2 0 : C a s h & C a s h E q u i v a l e n t s $ 1 0 5 m i l l i o n U n d r a w n R e v o l v i n g C r e d i t F a c i l i t y $ 3 7 5 m i l l i o n LTM net debt to LTM Adj. EBITDA 4.3x Total Debt $3.4 billion

Rackspace Technology FY 2021 outlook 17 FY 2021 Guidance 2 0 2 0 A c t u a l G r o w t h R a t e a t M i d p o i n t R E V E N U E $2.9 - $3.1 billion $2.7 billion 11% C O R E R E V E N U E $2.7 - $2.9 billion $2.5 billion 13% N O N - G A A P O P E R A T I N G P R O F I T $500 - $530 million $473 million 9% N O N - G A A P E P S $0.95 - $1.05 $0.83 20% N O N - G A A P O T H E R I N C O M E ( E X P E N S E ) ($226) – ($233) million N O N - G A A P T A X E X P E N S E R A T E 26% N O N - G A A P W E I G H T E D A V E R A G E S H A R E S 210 - 214 million NOTE: Refer to Appendix for more information on how we define Core, Non-GAAP Tax Expense Rate, and Non-GAAP Weighted Average Shares. In 2021, Non-GAAP Other Income and Expense is only expected to include interest expense. Expected progression of revenue and profit at midpoint of guidance: H1’21 H2’21 Q1’21 Q2’21 Q3’21 Q4’21 Revenue 48% 52% 23.9% 24.4% 25.0% 26.7% Non-GAAP Operating Profit 46% 54% 22.5% 23.3% 25.9% 28.3%

Financial results Amar Maletira 18 Agenda Summary results and RXT overview Kevin Jones Concluding Remarks Kevin Jones

19 Fanatical ExperienceTM Best-in-class customer experience Rackspace FabricTM Investment in technology innovation End-to-end multicloud Across entire customer lifecycle Partnerships Strength of relationships with technology partners Continuous improvement Investments in delivery and experience Scale Diverse customer base Automation Automation-driven efficiency and scalability Standardization Efficiency for customers Our competitive advantage positions us to win

Question and Answer Session 20

Appendix

Non-GAAP Reconciliations

(In millions)	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	2019	2020
Net loss	$(57.5)	$62.5	$(60.5)	$(46.8)	$(48.2)	$(32.6)	(101.2)	$(63.8)	(102.3)	(245.8)
Share-based compensation expense	5.9	6.4	10.5	7.4	7.5	9.1	40.2	17.7	30.2	74.5
Cash settled equity and special bonuses	5.5	6.2	5.9	6.5	8.3	5.8	5.0	18.4	24.1	37.5
Transaction-related adjustments, net	4.8	4.6	4.3	8.8	8.4	8.1	18.9	11.3	22.5	46.7
Restructuring and transformation expenses	13.8	12.5	16.1	11.9	15.0	22.1	22.6	45.1	54.3	104.8
Management fees	2.9	3.0	3.7	6.6	3.6	3.5	1.3	-	16.2	8.4
Net (gain) loss on divestiture and investments	(2.1)	(143.4)	22.1	21.8	0.1	(1.0)	-	0.2	(101.6)	(0.7)
Net (gain) loss on extinguishment of debt	(4.5)	(5.0)	-	(0.3)	-	-	37.0	34.5	(9.8)	71.5
Other (income) expense, net	3.8	(1.5)	(1.3)	2.3	0.6	(0.3)	(0.7)	(2.1)	3.3	(2.5)
Amortization of intangible assets	42.4	41.5	40.6	43.0	44.2	44.0	44.1	44.0	167.5	176.3
Tax effect of non-GAAP adjustments	(11.0)	12.5	(17.6)	(25.9)	(12.5)	(24.4)	(30.8)	(51.7)	(42.0)	(119.4)
Non-GAAP Net Income (Loss)	4.0	(0.7)	23.8	35.3	27.0	34.3	36.4	53.6	62.4	151.3
Interest expense	89.0	100.8	80.9	59.2	72.0	68.9	68.3	59.2	329.9	268.4
Provision (benefit) for income taxes	(9.6)	12.3	(9.2)	(13.5)	(3.0)	(12.3)	(18.1)	(32.8)	(20.0)	(66.2)
Tax effect of non-GAAP adjustments	11.0	(12.5)	17.6	25.9	12.5	24.4	30.8	51.7	42.0	119.4
Non-GAAP Operating Profit	94.4	99.9	113.1	106.9	108.5	115.3	117.4	131.7	414.3	472.9
Depreciation and amortization	133.6	124.3	114.4	123.7	121.3	116.3	117.5	111.1	496.0	466.2
Amortization of intangible assets	(42.4)	(41.5)	(40.6)	(43.0)	(44.2)	(44.0)	(44.1)	(44.0)	(167.5)	(176.3)
Adjusted EBITDA	$185.6	$182.7	$186.9	$187.6	$185.6	$187.6	$190.8	$198.8	$742.8	$762.8

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Non-GAAP Earnings Per Share Reconciliation 23 (In millions, except per share amounts) Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 2019 2020 Net loss attributable to common stockholders $ (46.8) $ (48.2) $ (32.6) $ (101.2) $ (63.8) $ (102.3) $ (245.8) Non-GAAP Net Income $ 35.3 $ 27.0 $ 34.3 $ 36.4 $ 53.6 $ 62.4 $ 151.3 Weighted average number of shares - Diluted 165.3 165.4 165.5 186.7 200.7 165.3 179.6 Effect of dilutive securities 0.2 0.9 1.9 5.9 6.2 0.6 3.7 Non-GAAP weighted average number of shares - Diluted 165.5 166.3 167.4 192.6 206.9 165.9 183.3 Net loss per share - Diluted $ (0.28) $ (0.29) $ (0.20) $ (0.54) $ (0.32) $ (0.62) $ (1.37) Per share impacts of adjustments to net loss 0.50 0.45 0.41 0.74 0.59 1.00 2.21 Per share impacts of shares dilutive after adjustments to net loss (0.01) (0.00) (0.00) (0.01) (0.01) (0.00) (0.01) Non-GAAP EPS $ 0.21 $ 0.16 $ 0.21 $ 0.19 $ 0.26 $ 0.38 $ 0.83

Definitions 24 Bookings We calculate Bookings for a given period as the annualized monthly value of our recurring customer contracts entered into during the period from (i) new customers and (ii) net upgrades by existing customers within the same workload, plus the actual (not annualized) estimated value of professional services consulting, advisory or project-based orders received during the period. “Recurring customer contracts” are any contracts entered into on a multi-year or month-to-month basis, but excluding any professional services contracts for consulting, advisory or project-based work. Bookings for any period may reflect orders that we perform in the same period, orders that remain outstanding as of the end of the period and the annualized value of recurring month-to-month contracts entered into during the period, even if the terms of such contracts do not require the contract to be renewed. Bookings include net upgrades by existing customers within the same workload, but exclude net downgrades by such customers within that workload. Any customer that contracts for a new workload is considered a new customer and the entire value of the contract or upgrade is recorded in Bookings, irrespective of whether the same customer canceled or downgraded other workloads. Bookings also do not include the impact of any known contract non- renewals or service cancellations by our customers, except for positive net upgrades by existing customers. In cases where a new or upgrading customer enters into a multi-year contract, Bookings include only the annualized contract value. Bookings do not include usage-based fees in excess of contracted minimum commitments until actually incurred. We use Bookings to measure the amount of new business generated in a period, which we believe is an important indicator of new customer acquisition and our ability to cross-sell new services to existing customers. Bookings are also used by management as a factor in determining performance-based compensation for our sales force. While we believe Bookings, in combination with other metrics, is an indicator of our near-term future revenue opportunity, it is not intended to be used as a projection of future revenue. Our calculation of Bookings may differ from similarly titled metrics presented by other companies. Core Core reflects the results or otherwise pertain to the performance of our Multicloud Services and Apps & Cross Platform segments, in the aggregate. Our Core financial measures exclude the results and performance of our OpenStack Public Cloud segment. Pro Forma Revenue Growth Pro forma revenue growth is calculated on a constant currency basis, assuming the Onica acquisition was consummated on January 1, 2019. Quarterly Net Revenue Retention Rate Our Quarterly Net Revenue Retention Rate, which we use to measure our success in retaining and growing revenue from our existing customers, compares sequential quarterly revenue from the same cohort of customers. We calculate our Quarterly Net Revenue Retention Rate for a given quarterly period as the revenue from the cohort of customers for the latest reported fiscal quarter (the numerator), divided by revenue from such customers for the immediately preceding fiscal quarter (denominator). Existing customer revenue for the earlier of the two fiscal quarters is calculated on a constant currency basis, applying the average exchange rate for the latest reported fiscal quarter to the immediately preceding fiscal quarter, to eliminate the effects of foreign currency fluctuations. The numerator and denominator only include revenue from customers that we served and from which we recognized revenue in the first month of the earliest of the two quarters being compared. Our calculation of Quarterly Net Revenue Retention Rate for any fiscal quarter includes the positive revenue impacts of selling new services to existing customers and the negative revenue impacts of attrition among this cohort of customers. Our calculation of Quarterly Net Revenue Retention Rate may differ from similarly titled metrics presented by other companies. Net Promoter Score (NPS) NPS is a customer loyalty metric that measures customers’ willingness to not only return for another purchase or service but also make a recommendation to other organizations or colleagues. Net Promoter Score is a number from -100 to 100. Capital Intensity Capital intensity reflects capital expenditures divided by revenue for the same period.

Definitions 25 Non-GAAP Tax Expense Rate We utilize an estimated structural long-term non-GAAP tax rate in order to provide consistency across reporting periods, removing the effect of non-recurring tax adjustments, which include but are not limited to tax rate changes, U.S. tax reform, share-based compensation, audit conclusions and changes to valuation allowances. For 2019 and 2020, we used a structural non-GAAP tax rate of 26%, which reflects the removal of the tax effect of non-GAAP pre-tax adjustments and non-recurring tax adjustments on a year-over-year basis. The non-GAAP tax rate could be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix including due to acquisition activity, or other changes to our strategy or business operations. We will re-evaluate our long-term non-GAAP tax rate as appropriate. We believe that making these adjustments facilitates a better evaluation of our current operating performance and comparisons to prior periods. Non-GAAP Weighted Average Shares Reflects impact of awards that would have been anti-dilutive to Net loss per share, and therefore not included in the calculation, but would be dilutive to Non-GAAP EPS and are therefore included in the share count for purposes of this non-GAAP measure. Potential common share equivalents consist of shares issuable upon the exercise of stock options, vesting of restricted stock or purchase under the Employee Stock Purchase Plan (the "ESPP"), as well as contingent shares associated with our acquisition of Datapipe Parent, Inc. Certain of our potential common share equivalents are contingent on Apollo achieving pre-established performance targets based on a multiple of their invested capital ("MOIC"), which are included in the denominator for the entire period if such shares would be issuable as of the end of the reporting period assuming the end of the reporting period was the end of the contingency period.